UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 15, 2004

SUNLINK HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-12607	31-0621189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(770) 933-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation

General

On October 15, 2004, SunLink Health Systems, Inc. (“SunLink” or the “Company”) entered into a $30 million, five-year senior secured credit facility (the “Credit Facility”) pursuant to Credit Agreement between SunLink Healthcare LLC, a limited liability company organized under the laws of the State of Georgia, Dexter Hospital, LLC, a limited liability company organized under the laws of the State of Georgia, Clanton Hospital, LLC, a limited liability company organized under the laws of the State of Georgia, Southern Healthcare Corporation of Ellijay, Inc., a corporation organized under the laws of the State of Georgia, Southern Health Corporation Of Dahlonega, Inc., a corporation organized under the laws of the State of Georgia, Southern Health Corporation Of Houston, Inc., a corporation organized under the laws of the State of Georgia, HealthMont, Inc., a corporation organized under the laws of the State of Delaware, HealthMont Of Georgia, Inc., a corporation organized under the laws of the State of Tennessee, HealthMont Of Missouri, Inc., a corporation organized under the laws of the State of Tennessee, HealthMont, LLC, a limited liability company organized under the laws of the State of Georgia, HealthMont Of Missouri, LLC, a limited liability company organized under the laws of the State of Georgia, SunLink Services, Inc., a corporation organized under the laws of the State of Georgia, Optima Healthcare Corporation, a corporation organized under the laws of the State of Georgia, and Krug Properties, Inc., a corporation organized under the laws of the State of Ohio (individually, a “Borrower” and, collectively, the “Borrowers”), and Residential Funding Corporation, a Delaware corporation (the “Lender”) (the “Credit Agreement”).

The following description is a summary of the material provisions of the Credit Facility. It does not purport to be complete. It does not restate the terms of the Credit Agreement in its entirety. We urge you to read the Credit Agreement and the related loan documents because it, and they, and not this description, defines the rights and obligations of the Company under the Credit Facility. A copy of the Credit Agreement and other material loan documents are exhibits to this report.

Commitment, Interest Rates, Estimated Initial Availability, and Initial Use of Proceeds.

The Credit Facility is comprised of a revolving line of credit of up to $15 million with an interest rate at LIBOR plus 2.91%, a $10 million term loan with an interest rate at LIBOR plus 3.91%, and a $5 million term loan facility with an interest rate at LIBOR plus 3.91%. The revolving line of credit and the $10 million term loan were immediately available to the Company for borrowing at October 15, 2004. The $5 million term loan facility will be available to the Company upon the satisfaction by the Company of certain additional conditions and is scheduled to close within 30 days of the date of the initial closing. The $10 million term loan and draws under the term loan facility are repayable pursuant to a 15 year term amortization from the date of draw with final balloon payments due at the end of the five year maturity of the credit facility. The total availability of credit under all components of the credit facility is keyed to the level of SunLink’s earnings, which, based upon the Company’s estimates, would provide for current borrowing capacity, before any draws, of approximately $20.3 million. At closing, only the $10 million term loan was drawn. The Company expects to begin using the revolving line of credit during the fiscal year ended June 30, 2005. The Company has used approximately $7.7 million of the $10 million term loan to repay outstanding debt (which was incurred in the October 2003 acquisition of HealthMont, Inc. and its subsidiaries) and expects to use the remaining funds from the initial draw and the funds available from the revolving line of credit for hospital capital projects and equipment purchases and for working capital needs. Borrowings under the $5 million term loan facility may be used, subject to satisfaction of certain covenants, to satisfy certain specified claims or obligations with respect to discontinued operations, to fund acquisitions or to reacquire the Company’s securities. Costs and fees related to execution of the credit facility are estimated to be $0.6 million.

The Borrowers

SunLink Health Systems, Inc. and each of SunLink’s U.S. Subsidiaries (other than a Captive Insurance Subsidiary and qualified tax exempt subsidiaries hereinafter referred to as the “Excluded Subsidiaries”) are, and will be, Borrowers unless one or more of such Subsidiaries are released from their obligations under the Credit Agreement. Each such U.S. Subsidiary is jointly and severally liable for all of the obligations under the Credit Agreement and is a party to the Security Agreement, the Pledge Agreement, and certain other loan documents.

If SunLink or any of its Subsidiaries acquire or form a U.S. Subsidiary (other than an Excluded Subsidiary), the Company will cause any such U.S. Subsidiary to enter into a joinder agreement and become a borrower under the Credit Agreement, and become a party to the Security Agreement, the Pledge Agreement, and certain other loan documents as the Lender may require.

Collateral

The Credit Facility is secured by the grant of a first priority security interest in all assets and properties, real and personal, of the Company and its consolidated domestic subsidiaries, including a pledge of all of the equity interests in such subsidiaries. If an event of default occurs under the Credit Facility, the lenders may exercise remedies with respect to the collateral, including, in some instances, foreclosing mortgages on real estate assets, taking possession of or selling personal property assets, collecting accounts receivables, or exercising proxies to take control of the pledged stock of domestic subsidiaries.

Certain Covenants

The Credit Agreement contains various affirmative and negative reporting, compliance, and financial covenants, as well as other provisions that restrict, among other things, the Company’s ability to:

•	Enter into mergers or consolidations, sell or otherwise dispose of the Company’s assets except for permitted dispositions, including certain dispositions in the ordinary course of business, and disposition of property whose net book value does not exceed 5% of the Company’s total consolidated assets;

•	Create or incur liens on assets other than the specified Permitted Encumbrances;

•	Make dividends or other Restricted Payments;

•	Purchase or redeem the securities of any Borrower (other than as permitted in the Credit Agreement);

•	Enter into transaction with Affiliates (other than as permitted in the Credit Agreement) or pay executive compensation beyond specified limits without Compensation Committee approval;

•	Make Capital Expenditures in any fiscal year in excess of $5 million;

•	Incur indebtedness or contingent obligations or make any payment on subordinated indebtedness except as expressly permitted;

•	Make, have, or hold Investments except for specified Permitted Investments (including Permitted Acquisitions upon the satisfaction of certain covenants on a pro forma basis); and

•	Enter into sale and lease-back transactions.

The Credit Agreement also contains certain financial covenants, including covenants with respect to:

•	a maximum Leverage Ratio of 3.25 to 1;

•	a Minimum Liquidity requirement of $2.5 million;

•	a minimum Collateral Coverage Ratio of 1.5 to 1; and

•	a minimum Fixed Charge Coverage Ratio of 1.1 to 1 for specified periods.

Events of Default

The following are “Events of Default” under the Credit Agreement:

(1) Default in the payment of the principal of, or interest on, any of the Notes or other Obligations under the Credit Agreement when the same becomes due and payable (upon stated maturity, acceleration or otherwise), which default continues for a period of three (3) days;

(2) The Borrower fails to perform certain post-closing conditions with respect to the completion, furnishing, or filing of certain loan and security documents, and release of prior liens and waivers;

(3) Any representation or warranty made by or on behalf of any Borrower or any Subsidiary in the Credit Agreement or any other Loan Document or by or on behalf of any

Borrower or any Subsidiary in any certificate, statement, report or document herewith or hereafter furnished to the Lender pursuant to the Credit Agreement or any other Loan Document shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified;

(4) The Borrowers shall violate certain covenants with respect to the use of proceeds, the maintenance of corporate existence (if a material adverse effect would, or could be expected to occur thereby), the insurance of the collateral, the Lender’s’ right to inspect or audit the Collateral, or to furnish certain further assurances and cooperation to the Lender or violate the negative covenants enumerated in Article VI of the Credit Agreement, including those negative covenants described elsewhere in this report;

(5) Any Borrower fails to perform or observe any other term, covenant or agreement in the Credit Agreement (other than certain defaults specified in the events of default enumerated in Section 7.1 of the Credit Agreement) and such default continues for a period of thirty (30) days after written notice of such default shall have been given by a Borrower to the Lender, or the date any Borrower should have given notice, or the date the Lender gives notice of such failure;

(6) Any default under any Security Document after the lapse of applicable grace periods;

(7) Certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Borrower shall have occurred;

(8) One or more judgments for the payment of money in excess of $500,000, either individually or in the aggregate, shall be entered against any Borrower or any Subsidiary of the Company, and the judgment creditor executes on such judgment (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage) or such judgment remains unpaid or undischarged for more than sixty (60) days after the date on which such judgment is entered or such longer period unless a stay of enforcement of such judgment shall be in effect during an appeal;

(9) A default or defaults under material Indebtedness under which a Borrower or Subsidiary is indebted, and either (A) such Indebtedness is already due and payable in full, or (B) such default or defaults have resulted in or permitted the acceleration of the maturity of such Indebtedness, or the realization on any collateral given as security therefore. Indebtedness is deemed material if it, individually or in the aggregate, exceeds $500,000;

(10) Any execution or attachment of any material part of the property of any Borrower or any Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within thirty (30) days;

(11) Any Security Document shall cease to be in full force and effect or shall be declared null and void, or the validity, perfection, or priority shall be adversely affected, in each case, if the aggregate value of the Collateral affected exceeds $500,000, and such default or adverse occurrence remains unremedied for ten (10) or more days after notice from the Lender;

(12) Violation of one or more healthcare laws and the initiation or threatened initiation of governmental action which may result in the forfeiture of any material portion of the Collateral or other assets of a Borrower, or which may serve as the basis for exclusion of a Borrower from participation in, or reimbursement under, one or more federal healthcare programs, including Medicate or Medicaid; and

(13) Any Change In Control shall occur.

For purposes of the Credit Agreement, “Change of Control” means the occurrence, after the Closing Date, of any of the following circumstances: (a) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Equity Interests of any Borrower representing twenty (20%) percent or more of the combined voting power of all Equity Interests of such Borrower entitled to vote in the election of directors; or (b) during any period of up to twelve consecutive months, whether commencing before or after the Closing Date, individuals who at the beginning of such twelve-month period were directors of any Borrower ceasing for any reason to constitute a majority of the Board of Directors of any Borrower (other than by reason of death, disability or scheduled retirement); — provided, however, that, notwithstanding anything to the contrary in such definition, the Lender has acknowledged and agreed that SunLink shall be permitted to reduce the number of directors on its Board of Directors to five (5) members during the term of the Credit Agreement; — or (c) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, control over Equity Interests of any Borrower representing twenty (20%) percent or more of the combined voting power of all Equity Interests of any Borrower entitled to vote in the election of directors.

If an Event of Default occurs, the Lender may terminate its commitment, declare outstanding borrowings to be immediately due and payable and exercise its remedies under the loan documents, including with respect to the collateral. If an Event of Default of the type generally described in clause (7) above occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Lender and the Lender’s loan commitments will automatically terminate.

Item 8.01. Other Events

SunLink sold its former U.K. subsidiary, Beldray Limited (“Beldray”) to a group of its managers in October 2001. Beldray has since entered into administrative receivership and is under the administration of its primary lender. SunLink believes Beldray has ceased to operate in October 2004.

As previously disclosed, KRUG International U.K. Ltd. (‘KRUG UK”), an inactive U.K. subsidiary of SunLink, entered into a guarantee, at a time when Beldray was owned by KRUG UK, covering a portion of Beldray’s obligations under a lease for a portion of Beldray’s manufacturing location. In October 2004, KRUG UK received correspondence from the landlord for such facility that the quarterly rental payment of 94,000 British pounds for the fourth quarter of 2004 had not been paid by Beldray and requesting payment of such amount pursuant to KRUG UK’s guarantee.

As previously disclosed, SunLink’s non-current liability reserves for discontinued operations at June 30, 2004, included $1,238,000 for a portion of such guarantee. Such reserve was based upon management’s estimate after consultation with its property consultants and legal counsel, of the cost, including lease payments, to satisfy the lease obligations, in light of KRUG UK’s limited assets, and before taking into account any other claims against KRUG UK. The maximum potential obligation of KRUG UK under the lease guarantee is estimated to be approximately $8,700,000. As a result of this claim against its inactive UK subsidiaries, such subsidiaries may be forced into or seek to voluntarily enter into administration or liquidation in the UK.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits: The following exhibits are filed with this Report:

Exhibit Number	Exhibit Name
10.73	Credit Agreement

10.74	Form of Revolving Note

10.75	Form of Term Loan A Note

10.76	Form of Term Loan B Note

10.77	Form of Security Agreement

10.78	Form of Pledge Agreement

99.1	Press Release regarding Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Principal Accounting Officer

Dated: October 21, 2004

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.73	Credit Agreement Between SunLink Health Systems, Inc., a corporation organized under the laws of the State of Ohio, SunLink Healthcare LLC, a limited liability company organized under the laws of the State of Georgia, Dexter Hospital, LLC, a limited liability company organized under the laws of the State of Georgia, Clanton Hospital, LLC, a limited liability company organized under the laws of the State of Georgia, Southern Healthcare Corporation of Ellijay, Inc., a corporation organized under the laws of the State of Georgia, Southern Health Corporation Of Dahlonega, Inc., a corporation organized under the laws of the State of Georgia, Southern Health Corporation Of Houston, Inc., a corporation organized under the laws of the State of Georgia, HealthMont, Inc., a corporation organized under the laws of the State of Delaware, HealthMont Of Georgia, Inc., a corporation organized under the laws of the State of Tennessee, HealthMont Of Missouri, Inc., a corporation organized under the laws of the State of Tennessee, HealthMont, LLC, a limited liability company organized under the laws of the State of Georgia, HealthMont Of Missouri, LLC, a limited liability company organized under the laws of the State of Georgia, SunLink Services, Inc., a corporation organized under the laws of the State of Georgia, Optima Healthcare Corporation, a corporation organized under the laws of the State of Georgia, and Krug Properties, Inc., a corporation organized under the laws of the State of Ohio (individually, a “Borrower” and, collectively, the “Borrowers”), and Residential Funding Corporation, a Delaware corporation (the “Lender”) (the “Credit Agreement”)

10.74	Form of Revolving Note

10.75	Form of Term Loan A Note

10.76	Form of Term Loan B Note

10.77	Form of Security Agreement

10.78	Form of Pledge Agreement

99.1	Press Release regarding Credit Agreement